Exhibit 10.1

AMENDED AND RESTATED SETTLEMENT AGREEMENT

THIS AMENDED AND RESTATED SETTLEMENT AGREEMENT (the “Agreement”), dated as of July 18, 2012, is entered into by and among China Electronics Holdings, Inc., a Nevada corporation (the “Company”), American Capital Partners, LLC (“ACP”) and individual investors as listed in Schedule A in connection with the subscription agreement of the Company’s July 2010 and August 2010 private placements (collectively, the “Offering”),, and is intended to amend, restate and replace, in its entirety, the original settlement agreement by and between the Company and ACP dated December 6, 2011 and is effective as of the date hereof Defined terms not otherwise defined herein shall have the meanings set forth in the Offering

WHEREAS, pursuant to Section 9 of the Subscription Agreements entered into between the Company and each of the Subscribers (collectively, the “Subscription Agreements”) in connection with the Offering, the Company was required to file a registration statement with the Securities and Exchange Commission and prosecute the same to effectiveness by the dates set forth in the Subscription Agreements and has failed to do so (the “Non-Registration Event”);

WHEREAS, pursuant to the Subscription Agreements entered into between the Company and each of the Subscribers, Subscribers are entitled to liquidated damages from the Company on the first business day after the earliest date of occurrence of any or all Non-Registration Events and for each subsequent thirty (30) day period for a aggregate amount no more than $262,500 (the “Maximum Liquidated Damages”);

WHEREAS, pursuant to Section 12 of the Subscription Agreements entered into between the Company and each of the Subscribers, ACP is appointed as subscriber’s representative (the “Subscriber Representative”) to act collectively on behalf of each and all subscribers at its sole discretion with respect to the transaction documents and all amendments thereto except for Oso Capital, LLC, Lee Bear I, LLC, Chestnut Ridge Partners, LP, Jon Baldwin, DNST Properties, LLC, Burke Family Trust, SEL Private Trust Co. FAO Jim Smucker Co. Master Trust, Coronado Capital Partners LP, Lazy Bear I, LLC, Joseph R. Lee, Chris Clayton and Bear Marsh, LLC;

WHEREAS, a dispute has arisen as to the right of the Subscribers to liquidated damages from the Company; and

WHEREAS, the Company has made payment of liquidated damages in the amount of $131,250 to ACP and Subscribers as of today; and

WHERAS, the Company and ACP on behalf of the Subscribers desire to resolve the dispute as to the payment of the balance of the liquidated damages on the terms and conditions set forth herein;

NOW THEREOF, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and ACP hereby agree as follows:

1.
On or before July 20, 2012, the Company will deliver $50,000 by wire transfer to Sichenzia Ross Friedman Ference LLP’s Escrow Account pursuant to the attached wire instructions for disbursement to the Subscribers upon receipt of a fully executed copy of this Agreement;

2.
On or before July 31, 2012, the Company shall pay an additional $50,000 by wire transfer to Sichenzia Ross Friedman Ference LLP’s Escrow Account pursuant to the attached wire instructions for disbursement to the Subscribers upon receipt of a fully executed copy of this Agreement; and

3.
On or before August 31, 2012, the Company shall pay an additional $31,250 by wire transfer to Sichenzia Ross Friedman Ference LLP’s Escrow Account pursuant to the attached wire instructions for disbursement to the Subscribers upon receipt of a fully executed copy of this Agreement;

FURTHER, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and ACP hereby agree as follows:

4.	Subject to the full and timely payment no later than August 31, 2012, of the $131,250 provided for above:

a.
ACP, on behalf of itself, and each of the Subscribers, forever releases and discharges the Company, China Electronic Holdings, Inc. (Delaware), Lu’an Guoying Electronic Sales Co., Ltd. and its shareholders, subsidiaries, affiliates, successors, and assigns (collectively, the “Releasees”) from any and all claims, demands, causes of action, and liabilities of any kind whatsoever (upon any legal or equitable theory, whether contractual, common-law, statutory, federal, state, local, or otherwise), whether known or unknown, arising out of or in connection with any further liquidated damages without limitation as identified in Section 7, Section 9, and Section 13(f)of the Subscription Agreement;

b.
ACP, on behalf of itself, and each of the Subscribers, waives any right it or they may have to require the Company to register any securities of the Company under the Securities Act of 1933, as amended, together with any right it or they may have to seek damages or otherwise declare an Event of Default under the Subscription Agreements including, without limitation under Sections 7(o) “Further Registration Statements,” 7(r) “Uplisting”,9(d) “Non-Registration Events”, and 13(f) “Damages”.  This agreement supersedes in its entirety Section 7(o), 7(r), 9(d) and 13(f) of the Subscription Agreements in connection with the Offering.

Notwithstanding anything contained in the Subscription Agreements, ACP hereby agrees on behalf of itself, each and all of the Subscribers, that in the event any of them shall commence an action against the Company or its subsidiaries or any of their respective officers and directors, arising out of or related to the Subscription Agreements or any other matter, action or failure to act occurring on or prior to the date hereof, that each party shall to bear its own legal fees and expenses in connection therewith regardless of the outcome thereof.

IN WHITNESS WHEREOF, this Agreement is executed as of the date first set forth above.

CHINA ELECTRONICS HOLDINGS, INC.

By: /s/ Hailong Liu
Name: Hailong Liu
Title:   Chairman of the Board, CEO and President

AMERICAN CAPITAL PARTNERS, LLC

By: /s/ Anthony Gardini
Name: Anthony Gardini
Title:  CEO

BEAR MARSH LLC

By: /s/ Kevin Marsh
Name: Kevin Marsh
Title:

CHESTNUT RIDGE PARTNERS, LP

By: /s/Kenneth Pasternak
Name: Chestnut Ridge Capital, LLC., General Partner
Title: Kenneth Pasternak, Managing Member

 /s/ Chris Clayton
     Chris Clayton

CORONADO CAPITAL PARTNERS LP

By: /s/ Zach Easton
Name: Zach Easton
Title: President

SEL PRIVATE TRUST CO. FAO JIM SMUCKER CO. MASTER TRUST

By: /s/ Zach Easton
Name: Zach Easton
Title:  President

DNST PROPERTIES, LLC.

By: /s/ David Aufrecht
Name: Directional Managing Co., Manager
Title: David Aufrecht, Present

BURKE FAMILY TRUST

By: /s/ Peter Burke
Name: Peter Burke
Title: Trustee

OSO CAPITAL, LLC.

By: /s/ Scott B. Gann
Name: Scott B. Gann
Title:

LEE BEAR I, LLC.

By: /s/Scott Gann
Name:  Scott Gann
Title:  Lazy Bear, LLC. Oso Capital as member

LAZY BEAR I, LLC.

By: /s/Scott Gann
Name:  OSO Capital, LLC., by Scott Gann
Title:

/s/  Joseph R. Lee
      Joseph R. Lee

 /s/ Jon Baldwin
       Jon Baldwin

SCHEDULE A

BEAR MARSH LLC CHESTNUT RIDGE PARTNERS, LP

CHESTNUT RIDGE PARTNERS, LP

CHRIS CLAYTON

CORONADO CAPITAL PARTNERS LP

SEL PRIVATE TRUST CO. FAO JIM SMUCKER CO. MASTER TRUST

DNST PROPERTIES, LLC.

BURKE FAMILY TRUST

OSO CAPITAL, LLC.

LEE BEAR I, LLC.

LAZY BEAR LLC

 JOSEPH R. LEE

JON BALDWIN